Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

NV Energy
Media:	Investors:
Rob Stillwell	Max Kuniansky
702.334.5683	702.402.5627
Sard Verbinnen & Co
Ron Low or Jenny Gore
415.618.8750

MidAmerican Energy Holdings Company
Pat Egan
503.956.1491

NV Energy to Join MidAmerican Energy Holdings Company

LAS VEGAS, Nevada and DES MOINES, Iowa – May 29, 2013 – MidAmerican Energy Holdings Company, a subsidiary of Berkshire Hathaway Inc., and NV Energy, Inc. (NYSE: NVE) announced today that they have reached a definitive acquisition agreement whereby MidAmerican will acquire NV Energy, an energy holding company serving approximately 1.3 million electric and natural gas customers in Nevada.

Under the terms of the agreement, MidAmerican will purchase all outstanding shares of NV Energy’s common stock for $23.75 per share in cash. The transaction, which has been unanimously approved by both companies’ boards of directors, has an enterprise value of approximately $10 billion. The acquisition is subject to customary closing conditions, including the approval of the transaction by NV Energy’s shareholders and the receipt of required state and federal approvals. The transaction is currently expected to be completed in the first quarter of 2014.

Greg Abel, MidAmerican Chairman, President and CEO, said, “This partnership combines the strengths of two companies that share a common goal of serving our customers well through operational excellence and enhancing value for the communities we serve. Part of what attracted MidAmerican to NV Energy is its solid commitment to the state of Nevada and its performance as a high-quality energy business that has a strong focus on customer satisfaction, safety, environmental stewardship, and employee commitment.” Abel added, “The benefits we bring to NV Energy are the resources and strength of a global energy partner that lends stability, expertise, and access to competitively priced capital to support NV Energy’s strategic focus. We are very excited about the strategic direction of Michael Yackira and his team; it is an excellent fit with our business model and customer focus.”

“By joining forces with MidAmerican, we will gain access to additional operational and financial resources as we continue to position NV Energy to support the evolving energy needs of our state and work with public policy leaders and regulators to reshape Nevada’s energy future,” said Michael Yackira, President and CEO of NV Energy. “Importantly, we will have the opportunity to combine MidAmerican’s expertise in renewable energy with Nevada’s vast renewable resources for the benefit of our customers and our state. While we will have new owners, NV Energy will remain a Nevada company, committed to the communities we serve, and our customers will continue to receive the safe and reliable service they have come to expect from our dedicated team of employees. This transaction will deliver important additional, long-term benefits to our customers and communities, as well as significant value to our shareholders.”

NV Energy will operate as a separate corporate subsidiary of MidAmerican Energy Holdings Company under its current name and will continue to be headquartered in Las Vegas.

“This is a great fit for Berkshire Hathaway, and we are pleased to make a long-term investment in Nevada’s economy,” said Warren Buffett, chairman of Berkshire Hathaway. “Through MidAmerican, we have found in NV Energy a great company with similar values, outstanding assets, and a superb management team.”

Upon completion of this transaction, MidAmerican Energy Holdings Company will have assets of approximately $66 billion and its regulated electric and gas utilities will serve 8.4 million customers.

“I am pleased to be working with NV Energy’s dedicated employees and great management team,” said Abel. “We look forward to supporting them in executing their business plans, including their focus on expanding renewable resources and providing new technology for the benefit of their customers.”

For NV Energy, Lazard Ltd. served as financial advisor and Sidley Austin LLP, Hogan Lovells and Reno-based Woodburn and Wedge served as legal advisors.

NV Energy, Inc.

Headquartered in Las Vegas, NV Energy, Inc. is a holding company whose principal subsidiaries, Nevada Power Company and Sierra Pacific Power Company, are doing business as NV Energy. Serving a combined service territory of nearly 46,000 square miles, NV Energy provides a wide range of energy services and products to approximately 2.4 million citizens of Nevada and nearly 40 million tourists annually.

MidAmerican Energy Holdings Company

MidAmerican Energy Holdings Company, based in Des Moines, Iowa, is a global provider of energy services. Through its energy-related businesses, MidAmerican provides electric and natural gas service to more than 7 million customers worldwide. These businesses are Pacific Power, Rocky Mountain Power and PacifiCorp Energy, comprising PacifiCorp; MidAmerican Energy Company; Northern Powergrid Holdings Company; Northern Natural Gas Company; Kern River Gas Transmission Company; MidAmerican Transmission; MidAmerican Renewables; and CalEnergy Philippines. Information about MidAmerican is available at www.midamerican.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future performance of NV Energy, Inc. (the “Company”). When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including the risk that the transaction will not be consummated due to a failure to satisfy the closing conditions to the transaction, including the approval of the transaction by the Company’s stockholders and the receipt of certain regulatory approvals; the risk that an event, effect or change occurs that gives rise to a termination of the definitive agreement entered into with MidAmerican; the risk that the Company or MidAmerican will be unable to perform certain obligations under the transaction agreements; the risk relating to unanticipated difficulties and/or expenditures relating to the transaction; the risk that legal proceedings may be instituted against the Company and others following announcement of the definitive agreement entered into with MidAmerican; and the risk that the proposed transaction disrupts current plans and operations and creates potential difficulties in employee retention. There are other factors outside the control of the Company that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include the risks related to future economic conditions, changes in the rate of industrial, commercial and residential growth in their service territories; the risks related to the Company’s ability to procure sufficient renewable energy sources in each compliance year to satisfy the Nevada Renewable Energy Portfolio Standard, the effect of future or existing Nevada or federal laws or regulations affecting the electric industry, changes in environmental laws and regulations, construction risks, including but not limited to those associated with the ON Line project; the risks related to the Company’s ability to maintain access to the capital markets for general corporate purposes and to finance construction projects, employee workforce factors, unseasonable weather, drought, wildfire and other natural phenomena, explosions, fires, accidents, vandalism, or mechanical breakdowns that may occur while operating and maintaining an electric and natural gas system; and the risks related to the Company’s ability to purchase sufficient fuel, natural gas and power to meet its power demands and natural gas demands for Sierra Pacific Power Company d/b/a NV Energy, financial market conditions, and unfavorable rulings, penalties or findings in the Company’s rate or other cases. Further risks, uncertainties and assumptions that may cause actual results to differ from current expectations pertain to weather conditions, customer and sales growth, plant outages, operations and maintenance expense, depreciation and allowance for funds used during construction, interest rates and expense, cash flow and regulatory matters. Unless the context suggests otherwise, references herein to the “Company” includes the consolidated subsidiaries of the Company, including Nevada Power Company d/b/a NV Energy and Sierra Pacific Power Company d/b/a NV Energy.

Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in its Annual Report on Form 10-K for the year ended December 31, 2012, and quarterly report on Form 10-Q for the period ended March 31, 2013, filed with the Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s Annual Meeting of stockholders, which was filed with the SEC on March 27, 2013. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. The final proxy statement will be mailed to the Company’s stockholders. Investors will also be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to the Corporate Secretary, NV Energy, Inc., 6226 West Sahara Avenue, Las Vegas, NV 89146 or by calling Max Kuniansky, Executive, Investor Relations, NV Energy, Inc. at 702-402-5627.